                                                                    Exhibit 10.6

                                  LICENSE AGREEMENT

     This License Agreement ("Agreement"), dated as of May 15, 1998, between Cognizant Corporation, a Delaware corporation ("Cognizant"), and Cognizant Technology Solutions Corporation, a Delaware corporation (the "Company").

     WHEREAS, the Company is a subsidiary of Cognizant;

     WHEREAS, the Company expects to effect a public offering of its Class A Common Stock (the "IPO");

     WHEREAS, following completion of the IPO, Cognizant will continue to control the Company and will continue to license the Cognizant name and certain related trademarks, trade names and service marks to the Company as provided herein; and

     WHEREAS, Cognizant intends to reorganize (the "Reorganization") by splitting the Nielsen Media Research business from the rest of its businesses, creating two publicly held companies, IMS Health Incorporated ("IMS HEALTH") and Nielsen Media Research and, in connection therewith, the capital stock of the Company theretofore held by Cognizant will thereafter be held by IMS HEALTH;

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained in this Agreement, Cognizant and the Company hereby agree as follows:

                                     ARTICLE I

                                      LICENSE

1.1  GRANT OF LICENSE.

     Cognizant hereby grants to the Company a non-exclusive and non-transferable license (which is revocable under the circumstances set forth below) (the "License") to use the name "Cognizant" and the trademarks, trade names and service marks specified in Exhibit A hereto, as such Exhibit A may be amended from time to time in accordance with Section 1.3(b) (such trademarks, trade names and service marks hereinafter collectively referred to as the "Marks"), solely for the purpose of identifying the Company and identifying and advertising the Company's software development and maintenance services (the "Scope of the License"). Notwithstanding the foregoing, the Company shall only use the Marks in connection with operations, services and products of a quality specified and approved by Cognizant in accordance with Section 1.7 hereof. The Company shall have no right to transfer, assign or sublicense its rights with regard to the License or authorize any person to use the Marks without Cognizant's prior written consent and any such purported transfer, assignment or sublicense without Cognizant's prior written consent shall be null and void; PROVIDED, HOWEVER, that any subsidiary (as hereinafter defined) of the Company that agrees in writing to be bound by the terms of this Agreement (a "Designated Subsidiary") may use the Marks in accordance with the terms of this Agreement. Notwithstanding the foregoing, in the event that a Designated Subsidiary ceases to be a subsidiary of the Company, the License shall automatically be deemed amended (without any action by the parties hereto) to no longer license hereunder the Marks for use by such Designated Subsidiary, and such Designated Subsidiary shall, and the Company shall use commercially reasonable efforts to cause such Designated Subsidiary to, cease as promptly as commercially reasonably practicable, but no later than 10 days following such termination, all use of the Marks in connection with all of such Designated Subsidiary's operations, products and services and all rights of such Designated Subsidiary with respect to the Marks shall revert automatically to Cognizant. The Company and each Designated Subsidiary shall execute all additional documents that Cognizant may reasonably request, both prior and subsequent to the expiration or earlier termination of the License, in order to perfect, maintain, defend or terminate any right of Cognizant in the Marks in any country of the world, as determined by Cognizant in its sole discretion. As used herein, "subsidiary" shall mean any corporation, partnership or other entity of which another entity (a) owns, directly or indirectly, ownership interests sufficient to elect a majority of the Board of Directors (or persons performing similar functions) (irrespective of whether at the time any other class or classes of ownership interests of such corporation, partnership or other entity shall or might have such voting power upon the occurrence of any contingency) or (b) is a general partner or an entity performing similar functions (e.g., a trustee).

1.2  COGNIZANT GUIDELINES AND STANDARDS.

     The Company agrees that all advertising, promotion and use of the Marks by the Company and the Designated Subsidiaries shall in all material respects be consistent with such guidelines and standards of Cognizant as may be issued from time to time and disclosed to the Company, it being agreed that the Company will use commercially reasonable efforts to comply as promptly as practicable with any such guidelines. The Company agrees that, in the conduct of the business and activities of the Company and the Designated Subsidiaries under the Marks, it shall, and shall cause each Designated Subsidiary to, adhere to the appropriate ethical, legal and business standards and the standards of Cognizant pertaining to the Company's and the Designated Subsidiaries' businesses and operations, and the Company shall, and shall cause each Designated Subsidiary to, knowingly do nothing to bring disrepute to or in any manner damage the goodwill symbolized by the Marks and shall make available to Cognizant any requested information necessary for Cognizant to evaluate any such effect on said goodwill.

1.3  COGNIZANT RETENTION OF OWNERSHIP.

     (a) The Company acknowledges and agrees that Cognizant is the owner of all of the right, title and interest in the Marks and all goodwill associated therewith and acknowledges the validity of all trademark and service mark registrations of Cognizant pertaining thereto. The Company agrees that it shall, and shall cause each of its officers, directors and Designated Subsidiaries to, uphold the goodwill inherent in the Marks and to assist Cognizant in any commercially reasonable manner to protect the rights of Cognizant therein. All use of the Marks by the Company and the Designated Subsidiaries (including all past, present and future use), and the goodwill generated thereby, shall inure to the benefit of Cognizant and shall not vest in the Company or in any Designated Subsidiary, and, for purposes of trademark registration, all use of the Marks by the Company and the Designated Subsidiaries shall be deemed to have been made for the benefit of Cognizant.
The Company and the Designated Subsidiaries shall not, without the prior written consent of Cognizant, file or prosecute any trademark, trade name and/or service mark application for any of the Marks or any trademarks or service marks confusingly similar thereto.

     (b) Additional trademarks, trade names and service marks may be added to Exhibit A hereto if (i) the Company makes a written request therefor to such effect, which request shall specify in reasonable detail a description or drawing of such trademarks, trade names or service marks and a description of the manner in which such trademarks, trade name or service marks are to be used,
(ii) the Company shall have provided to Cognizant all additional information reasonably requested by Cognizant with respect thereto within 10 Business Days (as hereinafter defined) after such request and (iii) within 30 Business Days after its receipt of the written request referred to in clause (i) above, Cognizant shall have consented in writing to the inclusion of such trademark, trade name or service mark on Exhibit A hereto. If the conditions set forth in clauses (i), (ii) and (iii) above are satisfied, Exhibit A shall be deemed to have been amended to include such trademark, trade name or service marks (and such trademark, trade name or service marks shall become part of the Marks) and promptly thereafter the parties shall execute and deliver to each other a written instrument acknowledging such amendment and attaching Exhibit A, as so amended, thereto. The Company acknowledges that Cognizant shall be the exclusive owner of all of the right, title and interest in all the marks that become part of the Marks subsequent to the date hereof. As used herein, the term "Business Day" shall mean any day that is not a Saturday, Sunday or a day on which banking institutions in New York, New York are not required to be open.

1.4  INFRINGEMENT.

     The Company acknowledges that it is of the utmost importance to protect the Marks against unfair competition, disparagement, infringement and dilution. The Company shall as promptly as practicable notify Cognizant in writing of any infringement of the Marks or of any act of unfair competition, disparagement or dilution by third parties relating to the Marks, whenever such infringement or act shall come to the Company's attention. Cognizant shall have the primary responsibility promptly to initiate and pursue appropriate actions that, in the reasonable judgment of Cognizant, are necessary to protect Cognizant's rights to the Marks against such infringement or act; provided, however, that if, in the reasonable judgment of the Company, Cognizant has not within 60 days after written notification by the Company of such infringement or act, initiated and pursued appropriate actions necessary to protect Cognizant's rights against such infringement or act, the Company may commence a suit or other action in its name that is necessary to protect the Marks with regard thereto. Cognizant and the Company shall cooperate with each other to the fullest extent necessary to maintain and/or implement the actions taken by the other under this Section 1.4, including, without limitation, being joined as a necessary co-plaintiff in an action brought hereunder. In any such action where the parties hereto are co-plaintiffs, any recoveries, damages and costs (including attorneys' fees) or proceeds of a settlement resulting from such action shall be equitably apportioned between Cognizant and the Company.

1.5  LICENSE FEE.

     From the date hereof until the license terminates, the Company shall pay Cognizant a fee of $1,000 per annum (the "License Fee"). The License Fee with respect to the first 12-month period shall be payable in advance on the Closing Date (as hereinafter defined) and the License Fee with respect to each 12-month period thereafter shall be payable in advance on each successive anniversary of the Closing Date; PROVIDED, HOWEVER, that if any such anniversary falls on a day that is not a Business Day, the License Fee shall be paid on the next succeeding Business Day. In the event the License is terminated prior to the end of any such 12-month period, Cognizant shall refund to the Company the pro rata portion of the License Fee relating to the remaining portion of such 12-month period.

1.6  TRANSACTIONS AFFECTING THE COMPANY, COGNIZANT AND THE MARKS.

     The Company shall not, and shall cause each of the Designated Subsidiaries not to, take any action with respect to the following matters without informing Cognizant in advance in writing of all material facts relating thereto and without obtaining Cognizant's prior written consent thereto: (a) the commencement, settlement, defense of or consent to a judgment or decree or other activity with respect to any suit, action or proceeding before any federal, state, local or foreign court, agency, authority, instrumentality, arbitration panel or other governmental body or authority involving the Marks, except as otherwise provided in Section 1.4; (b) any changes in the Company's or the Designated Subsidiaries' names, logos, signs, trademarks or other identifications that might reasonably be expected to affect the appearance of, the reputation of or the goodwill associated with the Marks or Cognizant; or (c) any television, radio, newspaper, magazine or other advertising campaign or strategy using the Marks or referring, directly or indirectly, to Cognizant.

1.7 TRADEMARK, TRADE NAME AND/OR SERVICE MARK USAGE MARKING REQUIREMENTS AND QUALITY CONTROL.

     (a) The Company shall, and shall cause the Designated Subsidiaries to, apply the appropriate statutory notice (i.e., the letter "R" in a circle, unless the mark is unregistered, in which case, "TM" or "SM", as appropriate) or such other notice as may be required by foreign jurisdictions in connection with the use of the Marks and will, to the extent reasonably practicable, disclose that use of the Marks is pursuant to the License granted herein by Cognizant.The quality standards applied to the products and services bearing the Marks, or offered in connection with the Marks, shall be as specified by Cognizant from time to time in writing. Notwithstanding any other provision in this Article I, all operations, products and services offered in connection with the Marks by the Company and any Designated Subsidiary shall conform in all material respects to such quality standards. To assure that the applicable quality standards are maintained, Cognizant shall have the right to periodically inspect and evaluate the use of the Marks; PROVIDED that such inspections and evaluations shall be conducted (i) during regular business hours and (ii) in such manner as will not interfere with the conduct of business by the Company or any Designated Subsidiary, as the case may be, in the ordinary course. Upon request, the Company shall deliver to Cognizant samples of use of the Marks by the Company and the Designated Subsidiaries. If Cognizant disapproves of the quality of such samples, the Company and/or the Designated Subsidiaries shall have 30 days to cure the deficiency and neither the Company nor the Designated Subsidiaries may use the Marks in such manner unless and until such deficiency is cured to Cognizant's reasonable satisfaction.

1.8  TERM AND TERMINATION OF LICENSE.

     (a) The License granted pursuant to this Article I shall commence on the Closing Date and, subject to termination in accordance with paragraph (b) or (c) of this Section 1.8, shall continue in full force and effect for a term of 10 years and thereafter shall automatically be renewed without any required action or consent of Cognizant the Company for successive 10-year terms. As used herein, "Closing Date" shall mean the date of the closing of the IPO.

     (b) The License shall terminate, subject to earlier termination in accordance with Section 1.8(c), upon the earlier to occur of (i) the date on which the Company gives written notice to Cognizant of the complete termination of the use of the Marks by the Company and the Designated Subsidiaries or (ii) the date that is 365 days from the date on which Cognizant gives written notice to the Company that it has elected to terminate the License; PROVIDED, HOWEVER, that Cognizant may not give the Company any such notice until the end of the ninth year of the initial term or any renewal term.

     (c) Cognizant shall have the right to terminate the License upon written notice to the Company at any time if Cognizant notifies the Company in writing that, in the reasonable judgment of Cognizant, the Company or any Designated Subsidiary has failed to comply with any term or provision of this Article I and such noncompliance is not cured to the reasonable satisfaction of Cognizant within 30 days after the Company's receipt of such notice.

1.9  EFFECT OF TERMINATION; FURTHER ASSURANCES; ATTORNEY-IN FACT.

     (a) Upon the termination of the License (other than as contemplated by Section 2.1): (i) all rights of the Company and the Designated Subsidiaries with respect to the Marks shall revert automatically to Cognizant and the Company shall, and shall cause each of the Designated Subsidiaries to, discontinue all use of the Marks within 30 days after such termination; (ii) to the extent requested by Cognizant, the Company shall, and shall cause each Designated Subsidiary to, as promptly as reasonably practicable but not later than 30 days, at its own expense take all legal and administrative steps that may be required to protect Cognizant's ownership of and goodwill symbolized by the Marks; and (iii) the Company shall, and shall cause each of its Designated Subsidiaries to, amend its respective charter or other organizational documents to change each such person's name to one that does not include the word "Cognizant" or any Mark or any variant or derivative thereof subject to any required regulatory approval, which the Company will use commercially reasonable efforts to obtain or cause to be obtained.

     (b) The Company hereby appoints Cognizant as its agent and attorney-in-fact to execute on its behalf and in its name any documents that Cognizant, in its good faith reasonable judgment, deems necessary in order to terminate any rights of the Company or the Designated

Subsidiaries in respect of the Marks, however created, anywhere in the world under or pursuant to this Agreement. This provision shall not relieve the Company of its obligation to, as promptly as reasonably practicable, execute any such documents upon the request of Cognizant.

                                     ARTICLE II

                                   MISCELLANEOUS

2.1  EFFECTIVENESS OF AGREEMENT.

     This Agreement shall become effective on the date of the initial closing of the IPO.

2.2  TRANSFER OF MARKS.

     In the event that the Reorganization is consummated, simultaneously therewith, Cognizant shall convey, sell, transfer, assign and deliver to the Company, for no additional consideration, on an "as is, where is" basis, forever all of the right, title, interest and claims of Cognizant in, to, relating to and arising under the Marks, including, without limitation, all registrations, registration applications, renewals or extensions relating thereto and all goodwill associated therewith (the "Transfer"), and, upon the Transfer, the License and Article I of this Agreement shall terminate. In connection with the Transfer, Cognizant shall deliver to the Company such deeds, bills of sale, endorsements, assignments and other good and sufficient instruments of sale, transfer, conveyance and assignment as shall be identified by the Company and as shall be reasonably necessary to sell, transfer, convey and assign to the Company title to the Marks. Cognizant shall, at any time after the Transfer, upon the reasonable request of the Company and at the Company's expense, do, execute, acknowledge, deliver and file, or shall cause to be done, executed, acknowledged, delivered and filed, all such further acts, transfers, conveyances, assignments or assurances as may reasonably be required for selling, transferring, conveying and/or assigning to the Company, the Marks.

2.3  ASSIGNABILITY OF AGREEMENT.

     Except (a) by operation of law, (b) in connection with the sale of all or substantially all the assets of a party hereto or (c) in connection with the Reorganization, this Agreement shall not be assignable, in whole or in part, directly or indirectly by either party hereto without the prior written consent of the other, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void; PROVIDED, HOWEVER, that the provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by Cognizant and the Company and their respective successors and permitted assigns, including, without limitation, IMS HEALTH.

2.4  FURTHER ASSURANCES.

     Subject to the provisions hereof, each of the parties hereto shall make, execute, acknowledge and deliver such other actions and documents as may be reasonably required in order to effectuate the purposes of this Agreement, and to comply with all applicable laws, regulations, orders and decrees, and obtain all required consents and approvals and make all required filings with any governmental agency, other regulatory or administrative agency, commission or similar authority, as may be necessary or desirable in connection herewith.

2.5  WAIVERS.

     No failure or delay on the part of Cognizant or the Company in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, or any abandonment or discontinuance of steps to enforce such a right, preclude any other or further exercise thereof or the exercise of any other right. No modification or waiver of any provision of this Agreement nor consent to any departure by Cognizant or the Company therefrom shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Any consent or waiver by the Company under this Section 2.4 shall be approved by the Independent Directors (as hereinafter defined). As used herein, the "Independent Directors" shall mean a majority of the members of the Board of Directors of the Company that are not employed by or otherwise affiliated with Cognizant, the Company (other than solely as a result of being a director thereof) or any of their respective affiliates.

2.6  ENTIRE AGREEMENT; RULES OF CONSTRUCTION.

     This Agreement contains the entire understanding of the parties with respect to the transactions contemplated hereby. References in this Agreement to any gender include references to all genders, and references to the singular include references to the plural and vice versa. The words "include", "includes" and "including" when used in this Agreement shall be deemed to be followed by the phrase "without limitation." Unless the context otherwise requires, the words "hereof", "hereby" and "herein" and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision of this Agreement.

2.7  AMENDMENTS.

     This Agreement may be amended or supplemented only in a writing executed by the parties (provided that, in the case of the Company, such amendment or supplement shall require the approval of the Independent Directors).

2.8  NOTICES.

     All notices, requests and other communications hereunder shall be in writing and shall be given (i) by mail (postage prepaid, registered or certified mail, return receipt requested), (ii) by hand delivery, (iii) by nationally recognized courier service or (iv) by telecopier, receipt confirmed addressed as follows (or to such other address as shall be specified by a party by notice pursuant hereto):

          (i)  if to Cognizant, to:

               Cognizant Corporation
               200 Nyala Farms
               Westport, CT 06880
               Attention:  Chief Financial Officer
               Telecopier:  (203) 222-4201;

          with a copy to:

               Cognizant Corporation
               200 Nyala Farms
               Westport, CT 06880
               Attention: General Counsel
               Telecopier:  (203) 222-4313; and

          (ii) if to the Company, to:

               Cognizant Technology Solutions Corporation
               1700 Broadway, 26th Floor
               New York, New York 10019
               Attention: Chief Executive Officer
               Telecopier:  (212) 887-2450;

          with a copy to:

               O'Sullivan Graev & Karabell, LLP
               30 Rockefeller Plaza
               New York, New York 10112
               Attention: Julie M. Allen, Esq.
               Telecopier: (212) 408-2420.

Each such notice, request or communication shall be effective (i) if mailed, three Business Days after mailing, (ii) if delivered by hand or by nationally recognized courier service, when delivered and (iii) if given by telecopier, when transmitted and the confirmation is received.

2.9  DISPUTE RESOLUTION.

     (a) NEGOTIATION. In the event of a controversy, dispute or claim arising out of, in connection with or relating to the interpretation, performance, nonperformance, validity or breach of this Agreement or otherwise arising out of, or in any way related to, this Agreement or the transactions contemplated hereby, including, without limitation, any claim based on contract, tort, statute or constitution (collectively, "Agreement Disputes"), a representative of each of Cognizant and the Company (the representative of the Company being selected by the Independent Directors) shall negotiate in good faith for a reasonable period of time to settle such Agreement Dispute; PROVIDED, HOWEVER, that such reasonable period shall not, unless otherwise agreed by the parties in writing, exceed 30 days from the time the parties began such negotiations; PROVIDED FURTHER that in the event of any arbitration in accordance with Section 2.9(b) hereof, the parties shall not assert the defenses of statute of limitations and laches arising for the period beginning after the date the parties began negotiations hereunder, and any contractual time period or deadline under this Agreement to which such Agreement Dispute relates shall not be deemed to have passed until such Agreement Dispute has been resolved.

     (b) ARBITRATION. If after such reasonable period, such representatives are unable to settle such Agreement Dispute (and in any event, unless otherwise agreed in writing by the parties, after 60 days have elapsed from the time the parties began such negotiations), such Agreement Dispute shall be determined, at the request of either party, by arbitration conducted in New York City, before and in accordance with the then-existing International Arbitration Rules of the American Arbitration Association (the "Rules"). In any dispute between the parties hereto, the number of arbitrators shall be one. Any judgment or award rendered by the arbitrator shall be final, binding and nonappealable (except upon grounds specified in 9 U.S.C. Section 10(a) as in effect on the date hereof). If the parties are unable to agree on an arbitrator, the arbitrator shall be selected in accordance with the Rules. Any controversy concerning whether an Agreement Dispute is an arbitrable Agreement Dispute, whether arbitration has been waived, whether an assignee of this Agreement is bound to arbitrate or as to the interpretation of enforceability of this Section 2.9(b) shall be determined by the arbitrator. In resolving any dispute, the parties intend that the arbitrator apply the substantive laws of the State of New York, without regard to the choice of law principles thereof. The parties intend that the provisions to arbitrate set forth herein be valid, enforceable and irrevocable. The undersigned agree to comply with any award made in any such arbitration proceeding that has become final in accordance with the Rules and agree to enforcement of or entry of judgment upon such award, by any court of competent jurisdiction, including the Supreme Court of the State of New York, New York County, or the United States District Court for the Southern District of New York. The arbitrator shall be entitled, if appropriate, to award any remedy in such proceedings, including, without limitation, monetary damages, specific performance and all other forms of legal and equitable relief; provided, however, that the arbitrator shall not be entitled to award punitive damages. Without limiting the provisions of the Rules, unless otherwise agreed in writing by the parties or permitted by this Agreement, the parties shall keep confidential all matters relating to the arbitration or the award, provided such matters may be disclosed (A) to the extent reasonably necessary in any proceeding brought to enforce the award or for entry of a judgment upon the award and (B) to the extent otherwise required by law. Notwithstanding Article 32 of the Rules, the party other than the prevailing party in the arbitration shall be responsible for all of the costs of the arbitration, including legal fees and other costs specified by such Article 32. Nothing contained herein is intended to or shall be construed to prevent any party, in accordance with
Article 22(3) of the Rules or otherwise, from applying to any court of competent jurisdiction for interim measures or other provisional relief in connection with the subject matter of any Agreement Disputes.

2.10 GOVERNING LAW.

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the choice of law principles thereof.

2.11 COUNTERPARTS.

          This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              COGNIZANT CORPORATION


                              By:
                                 -----------------------------
                                 Name:
                                 Title:



                              COGNIZANT TECHNOLOGY
                                SOLUTIONS CORPORATION

                              By:
                                 -----------------------------
                                 Name:
                                 Title:

                                                                       EXHIBIT A

                                        MARKS
                                        ------



Cognizant service and trademark
Interlocking C logo